SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): November 26, 2002

Emerson Electric Co.
(Exact Name of Registrant as Specified in Charter)

Missouri	1–278	43–0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8000 West Florissant Avenue St. Louis, Missouri		63136
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (314) 553–2000

Item 9. Regulation FD Disclosure.

     The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 13 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Oct. ’01	Nov. ‘01	Dec. ’01	Jan. ’02	Feb. ’02

Industrial Automation	-10	-15-10	-20-15	-20-15	-20
HVAC	-10-5	-15-10	-20-15	-15-10	-5-0
Electronics and Telecom	->30	->30	->30	->30	->30
Appliance and Tools	-10-5	-10-5	-10-5	-5-0	-5-0
Process Control	+5-10	+0-5	+5-10	+0-5	-5-0
Total Emerson	-15	-20-15	-20-15	-20-15	-15-10

	Mar. ’02	Apr. ’02	May ’02	Jun. ’02	Jul. ’02

Industrial Automation	-20-15	-15-10	-15-10	-10-5	-5-0
HVAC	-5-0	+0-5	+5-10	+10	+10-15
Electronics and Telecom	-25-20	-15-10	-10-5	-10-5	-5-0
Appliance and Tools	Flat	Flat	Flat	Flat	+0-5
Process Control	-5	-5-0	-5-0	+0-5	Flat
Total Emerson	-10-5	-5	-5-0	-5-0	+0-5

	Aug. ’02	Sep. ’02	Oct. ’02

Industrial Automation	-5-0	Flat	-5-0
HVAC	+10-15	+15	+10-15
Electronics and Telecom	-10-5	-15-10	-15-10
Appliance and Tools	+0-5	+5	+0-5
Process Control	-5-0	+0-5	-5-0
Total Emerson	+0-5	+0-5	-5-0

October‘02 Order Comments:

October orders were driven by continued strength in the consumer businesses, offset by weaknesses in the industrial and telecommunications markets -- there is no recovery in capital spending as our customers remain cautious.

Industrial Automation orders continue to be impacted by restrained spending in the North American and European industrial goods markets.

HVAC orders are benefiting from the low customer inventory levels.

In electronics and telecommunications, order activity in the OEM businesses continues to remain positive, offset by weakness in the telecommunications market.

Appliance and Tools orders were impacted primarily by continued increases in the consumer housing-related businesses.

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Process orders continue to reflect lower short-cycle maintenance and repair activity due to the slowdown in capital spending.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)
Date: November 26, 2002	By:	/s/ H. M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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